                                                                     EXHIBIT 11

                  TENNECO INC. AND CONSOLIDATED SUBSIDIARIES

           COMPUTATION OF EARNINGS (LOSS) PER SHARE OF COMMON STOCK
                                  (UNAUDITED)

                                                      (MILLIONS EXCEPT SHARE
                                                              AMOUNTS)
                                                        THREE MONTHS ENDED
                                                              MARCH 31,
                                                     ------------------------
                                                        1994         1993
                                                     -----------  -----------
Computation for Statements of Income
  Primary Earnings Per Share (average shares
   outstanding):
   Income from operations before cumulative effect
    of change in accounting principle..............  $       122  $        74
   Cumulative effect of change in accounting
    principle, net of income tax...................          (39)          --
                                                     -----------  -----------
   Net income......................................           83           74
   Preferred stock dividends.......................            3            4
                                                     -----------  -----------
   Net income to common stock......................  $        80  $        70
                                                     ===========  ===========
   Average shares of common stock
    outstanding(a),(b).............................  178,696,826  151,297,379
                                                     ===========  ===========
   Earnings (loss) per average share of common
    stock:
     From operations before cumulative effect of
      change in accounting principle...............  $       .67  $       .46
     Cumulative effect of change in accounting
      principle....................................         (.22)          --
                                                     -----------  -----------
                                                     $       .45  $       .46
                                                     ===========  ===========
Additional Computations(c)
  Net income to common stock, per above............  $        80  $        70
                                                     ===========  ===========
  Primary Earnings Per Share (including common
   stock equivalents):
   Average shares of common stock
    outstanding(a),(b).............................  178,696,826  151,297,379
   Incremental common shares applicable to common
    stock options based on the common stock daily
    average market price during the period.........      119,080       11,757
                                                     -----------  -----------
   Average common shares, as adjusted..............  178,815,906  151,309,136
                                                     ===========  ===========
   Earnings (loss) per average share of common
    stock (including common stock equivalents):
     From operations before cumulative effect of
      change in accounting principle...............  $       .67  $       .46
     Cumulative effect of change in accounting
      principle....................................         (.22)          --
                                                     -----------  -----------
                                                     $       .45  $       .46
                                                     ===========  ===========
  Fully Diluted Earnings Per Share:
   Average shares of common stock
    outstanding(a),(b).............................  178,696,826  151,297,379
   Incremental common shares applicable to common
    stock options based on the more dilutive of the
    common stock ending or average market price
    during the period..............................      119,080       18,174
   Average common shares issuable assuming
    conversion of Tenneco Inc. 10% loan stock......       41,903       42,937
                                                     -----------  -----------
   Average common shares assuming full dilution....  178,857,809  151,358,490
                                                     ===========  ===========
   Fully diluted earnings (loss) per average share,
    assuming conversion of all applicable
    securities:
     From operations before cumulative effect of
      change in accounting principle...............  $       .67  $       .46
     Cumulative effect of change in accounting
      principle....................................         (.22)          --
                                                     -----------  -----------
                                                     $       .45  $       .46
                                                     ===========  ===========

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NOTES:(a) In 1992, 12,000,000 shares of common stock were issued to the Stock
          Employee Compensation Trust ("SECT"). Shares of common stock issued to a related trust are not considered to be outstanding in the computation of average shares of common stock until the shares are utilized to fund the obligations for which the trust was established. At March 31, 1994, the SECT had utilized 3,135,075 of these shares.
(b) Series A preferred stock is converted into common stock under the Contingent Share method. The above computation includes 8,935,175 shares of Series A preferred stock which were converted into 17,870,350 shares of common stock.
(c) These calculations are submitted in accordance with Securities and Exchange Commission requirements although not required by Accounting Principles Board Opinion No. 15 because they result in dilution of less than 3%.